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                                                                    EXHIBIT 99.1
                                  PRESS RELEASE



  Blue River Bancshares, Inc. - 29 East Washington Street, P. O. Box 927 - Shelbyville, Indiana 46176

FOR IMMEDIATE RELEASE

DATE:             May 21, 2004
CONTACT:          Lawrence T. Toombs, President
                  Blue River Bancshares, Inc.
                  (317) 398-9721

                           BLUE RIVER BANCSHARES, INC.
                    ANNOUNCES ELECTION OF RUSSELL BREEDEN III
                         AS CHAIRMAN AND THE ELECTION OF
                                TWO NEW DIRECTORS


Shelbyville, IN- Blue River Bancshares Inc. (NASDAQ:BRBI) today announced that Robert J. Salyers and John Robert Owens were elected to the Board of Directors of Blue River Bancshares at the Annual Meeting of Shareholders on May 13, 2004. Further, the Board of Directors elected Russell Breeden, III as Chairman of the Board in addition to his duties as Chief Executive Officer.

         Mr. Salyers practices law with the firm of Salyers and Eiteljorg, P.C. in Indianapolis, Indiana. Mr. Salyers has extensive business experience in management and has served on several boards of directors in the thirty-five years since graduating from Purdue University. He also graduated from the Indiana University Law School in 1973.

         Mr. Salyers served as the Acting General Manager and then as President of the Indiana Pacers and Market Square Arena from 1981 through 1986. He has been on the board of the Eiteljorg Museum of American Indians and Western Art since 1991, serving as Chairman in 1997 and 1998. He currently serves as a member of the Board of Directors of Standard Management Corporation, where he serves on the Executive Committee, Compensation Committee, Audit Committee and Nominating Committee. He also currently serves on the Board of Directors of the St. John Endowment Fund for Church and School Ministry, Inc.

         Mr. Owens is area President and CEO of RPS/Equity Group, a wholly-owned subsidiary of Risk Placement Services, Inc., a division of Arthur J. Gallagher & Co. Mr. Owens resides in Lexington, Kentucky and is currently a member of the Board of Directors of Unified Banking Company, a wholly-owned subsidiary of Blue River Bancshares, Inc., serving in that capacity since 1998. Mr. Owens is a 1976 graduate of the University of Kentucky with a B.S. in accounting. He organized Owens & Company CPAs in 1979 and then merged the company with





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Alexander Grant & Co. Alexander Grant & Co. was acquired by KPMG Peat Marwick.
Mr. Owens remained with the firm until 1990. Mr. Owens also co-founded Equity Insurance Managers, Inc.; Premium Finance Corporation; and 21st Century Claims Services, Inc.

         Mr. Owens is actively involved in the Lexington community where he is active in many professional, civic and charitable associations as a board member or officer.

         Steven R. Abel, former Chairman of the Board will remain on the Board of Directors and serve as its Vice Chairman. He will also remain as Chairman of the Board of the Company's wholly-owned subsidiary, Shelby County Bank.

         Mr. Breeden commented on the changes to the Board, stating: "As Blue River Bancshares changes from a single thrift holding company to a multi-thrift holding company, it became important for the composition of the Board of Directors to reflect multiple communities. In addition, the composition of the board should support our corporate mission, which is to build a holding company of independently operated community-based financial institutions. We believe these actions support those important concepts."

         Blue River Bancshares, Inc., is the holding company for Shelby County Bank, Shelbyville, Indiana and Unified Banking Company, Lexington, Kentucky.

         Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, exceptions of the business environment in which Blue River operates, projections of future performance, perceived opportunities in the market, and potential future credit experience. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Blue River's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors, including, but not limited to, the general business environment, interest rates, the economy, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in Blue River's reports filed with the Securities and Exchange Commission.